                    CRC MODIFIED GUARANTEED ANNUITY CONTRACT
                        HARTFORD LIFE INSURANCE COMPANY
       SUPPLEMENT DATED MAY 24, 2002 TO THE PROSPECTUS DATED MAY 1, 2002

Appendix C of your prospectus is hereby deleted and replaced with the following:

APPENDIX C -- MARKET VALUE ADJUSTMENT

The formula which will be used to determine the Market Value Adjustment is: [(1 + i)/(1 + J)](n/12)

 i    =   The Guarantee Rate in effect for the Current Guarantee
          Period (expressed as a decimal, e.g., 1% = .01)
 J    =   The Current Rate (expressed as a decimal, e.g., 1% = .01) in effect for durations equal to the number of years remaining in the current Guarantee Period (years are rounded to the
          next highest number of years).
 N    =   The number of complete months from the surrender date to the end of the current Guarantee Period.

EXAMPLE OF MARKET VALUE ADJUSTMENT

Beginning Account Value:  $50,000
Guarantee Period:         5 Years
Guarantee Rate:           5.50% per annum
Full Surrender:           Middle of Contract Year 3

EXAMPLE 1:

Gross Surrender Value at middle of Contract Year   =    $50,000 (1.055) TO THE POWER OF 2.5 = $57,161.18
3
Net Surrender Value at middle of Contract Year 3   =    [$57,161.18 - (0.05) X $57,161.18]
                                                        X Market Value Adjustment
                                                   =    $54,303.12 X Market Value Adjustment

Market Value Adjustment
                                                i   =   0.055
                                                J   =   0.061
                                                N   =   30
Market Value Adjustment                             =   [(1 + i)/(1 + J)] TO THE POWER OF n/12
                                                    =   (1.055/1.061) TO THE POWER OF 30/12
                                                    =   0.985922
Net Surrender Value at middle of Contract Year 3    =   $54,303.12 x 0.985922
                                                    =   $53,538.64

EXAMPLE OF MARKET VALUE ADJUSTMENT

Beginning Account Value:  $50,000
Guarantee Period:         5 Years
Guarantee Rate:           5.50% per annum
Full Surrender:           Middle of Contract Year 3

EXAMPLE 2:

Gross Surrender Value at middle of Contract Year   =    $50,000 (1.055) TO THE POWER OF 2.5 = $57,161.18
3
Net Surrender Value at middle of Contract Year 3   =    [$57,161.18 - (0.05) X $57,161.18]
                                                        X Market Value Adjustment
                                                   =    $54,303.12 x Market Value Adjustment

Market Value Adjustment
                                                i   =   .055
                                                J   =   0.050
                                                N   =   30
Market Value Adjustment                             =   [(1 + i)/(1 + J)] TO THE POWER OF n/12
                                                    =   (1.055/1.05) TO THE POWER OF 30/12
                                                    =   1.011947
Net Surrender Value at middle of Contract Year 3    =   $54,303.12 X 1.011947
                                                    =   $54,951.88

This example does not include any applicable taxes.

  THIS SUPPLEMENT SHOULD BE RETAINED WITH THE PROSPECTUS FOR FUTURE REFERENCE.

333-46376
HV-3645